UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
______________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 18, 2023
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RINGCENTRAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36089	94-3322844
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
20 Davis Drive, Belmont, CA 94002
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (650) 472-4100
(Former name or former address, if changed since last report)
______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	RNG	New York Stock Exchange
par value $0.0001
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d) Departure of Director
On January 18, 2023, Michelle McKenna, a member of the Board of Directors (the “Board”) of RingCentral, Inc. (the “Company”), informed the Company of her decision to resign as a member of the Company’s board of directors and all committees, effective immediately. Ms. McKenna informed the Company that her decision to resign was to avoid any appearance of a conflict of interest given her new role as a Senior Advisor to the corporate advisory business of Evercore Group L.L.C. Ms. McKenna’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.
Item 9.01     Financial Statements and Exhibits
(d) Exhibits

Exhibit	Description

104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RINGCENTRAL, INC.
Dated: January 18, 2023
	By:	/s/ John Marlow
	Name:	John Marlow
	Title:	Chief Administrative Officer